                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   FORM 8-KA
                                 AMENDMENT NO.1
                          (AMENDING ITEM 7 (a) and (b))

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 1997



                           ARI NETWORK SERVICES, INC.
             (Exact name of registrant as specified in its charter)

  Wisconsin                         0-19608                         39-1388360
---------------                   ------------                    --------------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation)                                                         No.)




     330 E. Kilbourn Avenue
      Milwaukee, Wisconsin                                   53202
---------------------------------------                    ----------
(Address of principal executive office)                    (Zip Code)




       Registrant's telephone number, including area code: (414) 278-7676

This Amendment No. 1 supplements the Current Report on Form 8-K filed on October 10, 1997 (the "Form 8-K") by ARI Network Services, Inc. (the "Company"). At the time of filing the Form 8-K, it was impracticable for the Company to provide the financial statements of the business acquired and pro forma financial information required by Item 7(a) and (b).

Item 7.  Financial Statements and Exhibits

         (a) Audited Financial Statements as of June 30, 1997 of Business Acquired.

         (b)   Pro Forma Financial Information.

               Included in this Report are the following pro forma financial statements of ARI Network Services, Inc.:

                  1. ARI Network Services, Inc. unaudited Pro Forma Condensed Balance Sheet at July 31, 1997;

                  2. ARI Network Services, Inc. unaudited Pro Forma Condensed Statement of Operations for the Year Ended July 31, 1997;

                  3. ARI Network Services, Inc. unaudited Notes to Pro Forma Condensed Financial Statements.

         (c)   Exhibits

               23.1 Consent of Arthur Andersen LLP

                                   ITEM 7 (A)

                            EMPART TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1997
                             TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Empart Technologies, Inc.

We have audited the accompanying balance sheet of Empart Technologies, Inc. (the Company) as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empart Technologies, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant operating losses during the year ended June 30, 1997. As discussed in Note 9, subsequent to year-end, the Company entered into an agreement to have an unrelated company assume that portion of its operations that represented approximately 91 percent of its revenue for the year ended June 30, 1997. In addition, as further discussed in Note 9, the Company has entered into a letter of intent to sell the net assets of the Company. Under the terms of the proposed sale, the proceeds of the sale would be distributed to the stockholders upon liquidation of the Company. Should the sale not be consummated, there is substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                                        Arthur Andersen LLP



San Francisco, California,
   September 19, 1997

                            EMPART TECHNOLOGIES, INC.

                                  BALANCE SHEET
                                  JUNE 30, 1997


                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                      $   9,400
   Accounts receivable, net of allowance for doubtful accounts of $21,800           119,900
   Income taxes receivable                                                          291,800
   Prepaid expenses and other current assets                                          9,000
                                                                                  ---------

                Total current assets                                                430,100

PROPERTY AND EQUIPMENT, net                                                         228,300
                                                                                  ---------

                Total assets                                                      $ 658,400
                                                                                  =========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                               $  95,200
   Accrued payroll and other                                                         85,200
   Accrued vacation                                                                  76,800
   Line of credit                                                                    75,600
   Advances from officer                                                             15,000
   Deferred revenue                                                                  60,000
                                                                                  ---------

                Total current liabilities                                           407,800
                                                                                  ---------

STOCKHOLDERS' EQUITY:
   Common stock, no par value, 10,000,000 shares authorized, 8,855,106 shares
     issued and outstanding                                                         303,100
   Retained earnings                                                                (52,500)
                                                                                  ---------

                Total stockholders' equity                                          250,600
                                                                                  ---------

                Total liabilities and stockholders' equity                        $ 658,400
                                                                                  =========



        The accompanying notes are an integral part of these statements.

                            EMPART TECHNOLOGIES, INC.

                             STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997



REVENUES:
   Consulting revenue                                    $ 3,087,600
   Product revenue                                           292,000
   Maintenance revenue                                         8,600
                                                         -----------

                                                           3,388,200
DIRECT COST OF REVENUES                                    2,084,900
                                                         -----------

                Gross profit                               1,303,300
                                                         -----------

OPERATING EXPENSES:
   Research and development                                  669,400
   Selling and marketing                                     684,100
   General and administrative                                901,900
                                                         -----------

                Total operating expenses                   2,255,400
                                                         -----------

                Loss from operations                        (952,100)

INTEREST INCOME, net                                           8,300
                                                         -----------

                Loss before benefit for income taxes        (943,800)

BENEFIT FOR INCOME TAXES                                     246,800
                                                         -----------
NET LOSS                                                 $  (697,000)
                                                         ===========



        The accompanying notes are an integral part of these statements.

                            EMPART TECHNOLOGIES, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 1997



                                 Common Stock
                            ----------------------      Retained
                             Shares        Amount       Earnings        Total
                            ---------------------------------------------------

BALANCE, JULY 1, 1996       8,503,750     $248,100     $ 644,500      $ 892,600

   Sale of common stock       351,356       55,000             0         55,000
   Net loss                         0            0      (697,000)      (697,000)
                            ---------------------------------------------------

BALANCE, JUNE 30, 1997      8,855,106     $303,100     $ (52,500)     $ 250,600
                            ===================================================



        The accompanying notes are an integral part of these statements.

                            EMPART TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1997



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                        $(697,000)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation                                                                     54,700
     Change in deferred tax assets                                                    45,000
     Changes in current assets and liabilities:
       Accounts receivable, net                                                      599,400
       Income taxes receivable                                                      (291,800)
       Prepaid expenses and other current assets                                      13,200
       Accounts payable                                                             (134,700)
       Accrued vacation                                                               20,900
       Income taxes payable                                                         (142,900)
       Accrued payroll and other                                                    (125,000)
       Deferred revenue                                                               60,000
                                                                                   ---------

                Net cash used in operating activities                               (598,200)
                                                                                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:  Purchases of property and equipment
                                                                                     (98,200)
                                                                                   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line of credit                                                       75,600
   Proceeds from issuance of common stock                                             55,000
   Loan from officer                                                                  15,000
                                                                                   ---------

                Net cash provided by financing activities                            145,600
                                                                                   ---------

                Net decrease in cash and cash equivalents                           (550,800)

CASH AND CASH EQUIVALENTS, JULY 1, 1996                                              560,200
                                                                                   ---------

CASH AND CASH EQUIVALENTS, JUNE 30, 1997                                           $   9,400
                                                                                   =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid for interest                                                          $   2,500
   Cash paid for income taxes                                                        173,400



        The accompanying notes are an integral part of these statements.

                            EMPART TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997



1.  NATURE OF OPERATIONS:

Empart Technologies, Inc. (the Company), formerly known as Summit Data Group, was incorporated in the state of California in August 1992. The Company provides integrated product support management to end-user customers through a combination of consulting services and software products. The Company provides consulting services both to customers who have purchased the Company's products and to customers using third-party products.

The market for the Company's software products is characterized by frequent new product introductions and enhancements, rapid technological advances, and rapid changes in customer requirements and preferences. The Company's future success will depend on its ability to enhance its existing products and to develop and market new products on a timely basis that respond to evolving customer requirements, achieve market acceptance, keep pace with technological developments, retain key individuals, and maintain positive cash flows from operations. There can be no assurance that the Company will be successful in developing, introducing on a timely basis and marketing such products or enhancements, or that any such new products or enhancements will be accepted by the market.

The market for the Company's consulting services is dependent on its ability to compete effectively against a number of other consulting organizations, both large and small.

For the year ended June 30, 1997, one customer accounted for 90 percent of the Company's total revenue.

The Company incurred an operating loss of approximately $952,000 during the year ended June 30, 1997. In addition, in August 1997, the Company entered into an agreement to have an unrelated company assume that portion of its operations that accounted for approximately 91 percent of its revenues for the year ended June 30, 1997 (see also Note 9). These matters raise substantial doubt about the Company's ability to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION AND DEFERRED REVENUE

Revenue from software products is recognized when delivery of the software has occurred, a signed noncancelable agreement has been received from the customer, any remaining obligations under the agreement are insignificant, and collectibility is reasonably assured. Revenue from annual or other renewals of maintenance contracts is deferred and recognized straight-line over the term of the contracts. Revenue from consulting services is generally billed on a time and materials basis and does not involve significant customization or modification of the licensed software.
Such consulting fees are recognized as the related services are provided.

CASH AND CASH EQUIVALENTS

The Company considers all cash investments and related deposits with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the useful lives of assets as follows:

           Furniture and fixtures             7 years
           Office equipment                   5 years
           Computers and software             3-5 years

INCOME TAXES

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the asset and liability method of accounting for income taxes. Under this method, deferred taxes are recognized for the tax consequences of "temporary differences" by applying the statutory rate to the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires certain estimates to be made by management. Actual results could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS

Under the criteria set forth in SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility. The on-going assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. After considering the above factors, the Company has determined that software development costs incurred through June 30, 1997, should be properly expensed.

3.  PROPERTY AND EQUIPMENT:

Property and equipment consists of the following at June 30, 1997:

               Furniture and fixtures              $  34,500
               Office equipment                       37,000
               Computers and software                285,500
                                                   ---------
                                                     357,000
               Less:  Accumulated depreciation      (128,700)
                                                   ---------
                                                   $ 228,300
                                                   =========

Depreciation expense was $54,700 for the year ended June 30, 1997.

4.  LINE OF CREDIT:

The Company entered into a line of credit agreement with a bank in April 1997. This line accrues interest at the greater of 8.5 percent or the sum of the bank's base rate plus 7 percent. The interest rate at June 30, 1997, was 15.5 percent. The maximum amount that can be drawn down on the line is the lesser of 80 percent of the Company's eligible accounts receivable or $200,000. The Company owed $75,600 at June 30, 1997. The provisions of the line also require a commitment fee of .5 percent of the minimum facility each year. Borrowings under the line are secured by the Company's accounts receivable. The line expires on April 15, 1998.

5.  LOAN FROM OFFICER:

During the year ended June 30, 1997, an officer (also a 46 percent stockholder) loaned the Company $15,000. This amount was repaid on July 1, 1997. Subsequent to July 1, 1997, the office loaned $39,000 to the Company.

6.  INCOME TAXES:

The benefit for income taxes for the year ended June 30, 1997, consisted of the following:

                 Current:
                   Federal                     $291,800
                   State                              0
                 Deferred:
                   Federal                      (40,000)
                   State                         (5,000)
                                               --------

                                               $246,800
                                               ========

Components of deferred income tax assets and liabilities at June 30, 1997:

Deferred tax assets:
   Reserve for doubtful accounts               $  8,700
   Accrued vacation                              32,500
   State net operating losses carryforward       37,400
                                               --------

                                                 78,600
Deferred tax liabilities:  depreciation         (23,700)
                                               --------
                Net deferred tax asset           54,900
Valuation allowance                             (54,900)
                                               --------
                                               $      0
                                               ========

The Company has approximately $400,000 of tax net operating loss carryforwards available for state tax purposes which are available to reduce future taxable income of the Company, if any.

These carryforwards begin to expire in fiscal year 2007. SFAS No. 109 requires that the tax benefit of such net operating loss be recorded as an asset. However, SFAS No. 109 also requires that a valuation allowance be provided to the extent that management assesses that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Tax Reform Act of 1986 contains certain provisions that may limit, for federal and state tax purposes, the loss carryforwards available to be used in any given year in certain situations, including significant changes in ownership. However, only the timing of utilizing those loss carryforwards is impacted.

7.  COMMITMENTS AND CONTINGENCIES:

The Company occupies its main offices under an operating lease. The future minimum lease payments in the aggregate are as follows:

                     Year Ending
                       June 30
                     -----------

                        1998                   $129,000
                        1999                     11,000
                                               --------


                                               $140,000
                                               ========

Total rent expense for the year ended June 30, 1997, was $134,400.

8.  EMPLOYEE BENEFIT PLANS:

401(K) PLAN

The 401(k) (salary reduction) plan (the Plan) was started in October 1995. Employees are eligible to participate in the Plan on the date of their employment. Under the terms of the plan, employees may make contributions (salary deferrals) that for any taxable year may not exceed the dollar limit set by law. The Plan allows for, but does not require, matching employer contributions. Matching employer contributions for the year ended June 30, 1997, were $23,000.

STOCK OPTION PLAN

The Company maintains an incentive stock option plan for its employees. Under the terms of the plan, a total of 1,200,000 shares of the Company's common stock are reserved for issuance. At June 30, 1997, 828,100 shares remained for issuance.

The Company accounts for the plan under APB Opinion No. 25, under which no compensation cost has been recognized, since under the option plan the option exercise price equals the market value of stock on the date of grant. The plan options are exercisable as defined in the option agreements, and all options expire at various dates through 2007.

Had compensation costs for the plan been determined consistently with currently enacted SFAS No. 123, "Accounting for Stock Based Compensation," the Company's net loss would have been increased to the following pro forma amounts:

                      Net loss:
                        As reported               $(697,000)
                        Pro forma                  (709,000)

A summary of the status of the Company stock option plan at June 30, 1997, and changes during the year then ended is presented in the table and narrative below:

                                                         Weighted
                                                         Average
                                                         Exercise
                                             Shares       Price
                                           ----------------------

Outstanding at beginning of period          785,000      $   0.47

   Granted                                  308,700          1.15
   Exercised                               (161,900)         0.18
   Expired                                 (385,900)         0.47
                                           ----------------------
Outstanding at end of period                545,900      $   1.08
                                           ======================

Exercisable at end of period                194,100
Weighted average fair value of options
   granted                                               $   0.26

     Number of                            Weighted Average         Number of
Options Outstanding    Exercise Price     Contractual Life    Options Exercisable
---------------------------------------------------------------------------------

      418,300               $0.17             7 years                 137,400
       17,100                0.84             8 years                  10,900
      110,500                1.15             9 years                  45,800
-------------------                                           -------------------

      545,900                                                         194,100
===================                                           ===================

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted-average assumptions used for grants for the year ended June 30, 1997: weighted average risk-free interest rate of 6.4 percent, expected dividend yields of 0 percent, expected lives of four years for the plan options, and expected volatility of 0 percent.

In connection with the proposed sale discussed in Note 9, all options granted under this stock option plan will expire.

9.  SUBSEQUENT EVENT:

Subsequent to the end of the year, the Company entered into a letter of intent to sell all of its net assets (total assets less liabilities) to a publicly traded company (the Purchaser). As a result of the purchase, it is the intent of the Company that the transaction be treated as a tax-free reorganization under the Internal Revenue Code and that the Company be liquidated. The Purchaser intends to operate the software products business. In addition, in August 1997, the consulting services business, which accounted for 91 percent of the Company's revenue for the year ended June 30, 1997, was assumed by an unrelated consulting firm. In return for this assumption, the Company will receive for a period of six months a percentage of all consulting revenue earned by this firm on projects involving any consultants formally employed by the Company.

ARI NETWORK SERVICES, INC.
UNAUDITED PRO FORMA CONSENSED FINANCIAL INFORMATION



        The following unaudited pro forma financial information relates to the September 30, 1997 acquisition of substantially all of the assets of Empart Technologies, Inc. (Empart) and the assumption of specified liabilities of Empart. The transaction will be accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company and Empart.

        The unaudited pro forma condensed balance sheet at July 31, 1997 reflects the historical financial position of the Company at July 31, 1997 and Empart at June 30, 1997, with pro forma adjustments as if the acquisition had occurred on July 31, 1997. The unaudited pro forma condensed statement of operations for the year ended July 31, 1997 reflects the historical results of operations of both companies with pro forma acquisition adjustments as if the acquisition had occurred on August 1, 1996. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition, (b) factually supportable, and (c) in the case of certain statement of operations adjustments, expected to have a continuing impact.

        The unaudited pro forma condensed financial statements should be read in connection with the Company's and Empart's historical financial statements and related footnotes.

        The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's and Empart's financial position or results of operations as of the dates presented would have been had the acquisition in fact occurred on such date or at the beginning of the period indicated or to project the Company's and Empart's financial position or results of operations for any future date or period.

                                   Item 7 (b)
                           ARI NETWORK SERVICES, INC.
                   PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                  (Dollars in thousands, except per share data)

                                                                 ARI             EMPART
                                                            JULY 31, 1997    JUNE 30, 1997    PRO FORMA     PRO FORMA
                                                            -------------    -------------    ---------     ---------
        ASSETS
        Current Assets:
            Cash                                            $         64     $          9                   $      73
            Receivables:
               Trade                                               1,549              120                       1,669
               Other                                                  19                                           19
            Income taxes receivable                                    -              292                         292
            Prepaid expenses and other                               140                9                         149
                                                            ------------    -------------                   ---------
        Total current assets                                       1,772              430                       2,202


        Net equipment & leasehold improvements                       315              228                         543

        Other assets                                                 372                -           26(a)         398

        Network system:
            Network platform                                      11,467                -                      11,467
            Industry specific applications                        17,925                -          435(a)      18,360
                                                            ------------    -------------     ---------     ---------
                                                                  29,392                -          435         29,827
            Less accumulated amortization                         20,435                -            -         20,435
                                                            ------------    -------------     ---------     ---------
               Net network system                                  8,957                -          435          9,392
                                                            ------------    -------------     ---------     ---------
               Total assets                                 $     11,416    $         658     $    461      $  12,535
                                                            ============    =============     =========     =========
        LIABILITIES AND SHAREHOLDERS' EQUITY
        Current liabilities:


            Line of credit                                  $        500               76                         576
            Note payable                                              46                -                          46
            Accounts payable                                         650               95           57(a)         802
            Unearned income                                          543               60                         603
            Accrued payroll and related expenses                     493              162                         655
            Other accrued liabilities                                165               15                         180
            Current portion of capital lease obligations              64                -                          64
                                                            ------------    -------------     ---------     ---------
        Total current liabilities                                  2,461              408           57          2,926


        Capital lease obligations                                      8                -                           8


        Shareholders' equity:
            Preferred stock                                            -                -            -              -
            Common stock                                               4              303         (302)(a)          5
            Additional paid-in-capital                            82,873                -          653(a)      83,526
            Accumulated deficit                                  (73,930)             (53)          53(a)     (73,930)
                                                            ------------    -------------     ----------    ---------
        Total shareholders' equity                                 8,947              250          404          9,601
                                                            ------------    -------------     ----------    ---------
               Total liabilities & shareholders'equity      $     11,416    $         658     $    461      $  12,535
                                                            ============    =============     ==========    =========


                           ARI NETWORK SERVICES, INC.
              PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                  (Dollars in thousands, except per share data)


                                                                 ARI             EMPART
                                                            JULY 31, 1997    JUNE 30, 1997      PRO FORMA        PRO FORMA
                                                            -------------    -------------      ---------        ---------
        Revenues:
            Consulting                                      $           0    $       3,088      $  (3,088)(c)    $       0
            Network & other services                                5,235                -                           5,235
            Software & development                                  1,678              300                           1,978
                                                            -------------    -------------      ---------        ---------
                                                                    6,913            3,388         (3,088)           7,213
        Operating expenses:
            Variable costs of products and services sold:
               Network & other services                             1,035            1,921         (1,921)(c)        1,035
               Software  & development                                652              164              0              816
                                                            -------------    -------------      ---------        ---------
                                                                    1,687            2,085         (1,921)           1,851
            Depreciation and amortization                           1,722               55            150(b,d)       1,927
            Network operations                                      1,004                -              -            1,004
            Selling, general and administrative                     4,819            1,531         (1,441)(c)        4,909
            Network construction and expansion                      1,897              669           (435)(d)        2,131
                                                           --------------    -------------      ---------        ---------
                                                                   11,129            4,340         (3,647)          11,822
            Less capitalized portion                               (1,155)                                          (1,155)
                                                           --------------    -------------      ---------        ---------
        Total operating expenses                                    9,974            4,340         (3,647)          10,667

        Operating loss                                             (3,061)            (952)           559           (3,454)
        Other income (expense)                                       (214)               8              0             (206)
                                                           --------------    -------------      ---------        ---------
        Loss before benefit for income taxes                       (3,275)            (944)           559           (3,660)
        Benefit for income taxes                                        0              247           (247)(e)            0
                                                           --------------    -------------      ---------        ---------
        Net loss                                           $       (3,275)   $        (697)     $     312        $  (3,660)
                                                           ==============    =============      =========        =========

        Average common shares outstanding                           3,611                             164(f)         3,775

        Net loss per share                                          (0.91)                                           (0.97)

                           ARI NETWORK SERVICES, INC.
                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS



a) To record the acquisition of the September 30, 1997 acquisition of Empart Technologies, Inc. (Empart) for a total purchase price of $653,957 through the issuance of 163,490 shares of common stock. Purchase accounting adjustments include: (i) the elimination of Empart's equity prior to the acquisition including common stock of $303,000 and accumulated deficit of $53,000, (ii) the recognition of $26,000 of goodwill, and (iii) the recording of the asset for the Empart viewer(TM) and Empart publisher(TM) software products for $435,000.

b) To record the increase in goodwill amortization of $5,000 (amortized over 5 years) due to the increase in goodwill from the Empart acquisition.

c) To eliminate the effect of the Integration Services business that was not included in the purchase of Empart including: (i) $3,088,000 elimination of consulting revenue; (ii) $1,921,000 elimination of direct cost of revenue, and (iii) $1,441,000 elimination of selling, general and administrative expenses associated with consulting revenue.

d) Empart research and development costs were incurred in the development of the Empart software. This adjustment capitalizes $435,000 of the expenses and depreciates $145,000 of the assets over three years to be consistent with the Company's accounting policy.

e) To eliminate the Benefit for income taxes of $247,000 that would not be received by the combined company.

f) The weighted average number of shares of Common Stock outstanding are adjusted for the issuance of the 163,490 shares of common stock for the acquisition of Empart.

                                  ITEM 7(c)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 19, 1997 included in this Amendment No. 1 to Form 8-K, in Form S-8 (No. 33-48316) pertaining to the 1991 Stock Option Plan of ARI Network Services, Inc. and the Registration Statement Form S-8 (No. 33-54144) pertaining to the 1992 Employee Stock Purchase Plan of ARI Network Services, Inc. It should be noted that we have not audited any financial statements of the company subsequent to September 19, 1997 or performed any audit procedures subsequent to the date of our report.

San Francisco, California                       Arthur Andersen LLP
December 11, 1997

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 10, 1997                   ARI NETWORK SERVICES, INC.



                                           By:  /s/ Mark L Koczela
                                              ----------------------------------
                                              Mark L. Koczela, Executive Vice
                                              President of Business Development
                                              and Administration